DATED 27 JULY 2009

WINDRACE INTERNATIONAL COMPANY LIMITED

and

WISETECH HOLDINGS LIMITED

and

WINDTECH HOLDINGS LIMITED

and

DEACONS

ESCROW AGREEMENT

Deacons
Solicitors & Notaries
5th Floor
Alexandra House
18 Chater Road
Central
Hong Kong
www.deaconslaw.com
Fax : 28100431
Tel : 28259211

ESCROW AGREEMENT

DATED 27 JULY 2009

PARTIES

(1)
WINDRACE INTERNATIONAL COMPANY LIMITED, a company incorporated under the laws of the Cayman Islands with limited liability, the registered office of which is at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands (“Windrace”);

(2)	WISETECH HOLDNGS LIMITED, a company incorporated in the BVI, whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, BVI ("Wisetech");

(3)	WINDTECH HOLDINGS LIMITED, a company incorporated in the BVI, whose registered office is at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, BVI ("Windtech"); and

(Wisetech and Windtech collectively are referred to as the “Investors”)

(4)	DEACONS of 5th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong (the "Escrow Agent").

(collectively, the “Parties” and each a “Party”).

RECITALS

(A)	The Parties (other than the Escrow Agent) and Mr. Shuipan Lin have entered into an agreement in relation to an investment in Windrace of even date (the “Investment Agreement”).

(B)
Pursuant to clauses 4.2 and 4.3 of the Investment Agreement, the Investors will deposit or cause to be deposited an aggregate sum of money not exceeding US$30,000,000 (the “Escrow Moneys”) into an escrow account in Hong Kong to be held by the Escrow Agent.  Reference to Escrow Moneys herein shall include any interest earned thereon.

(C)
The Parties have agreed that the Escrow Moneys shall be held in escrow on and subject to the terms of this Agreement, provided, however, that nothing herein shall amend or modify any of the binding provisions of the Investment Agreement, and further provided that the provisions of the Investment Agreement setting forth the conditions for the release of such Escrow Moneys shall remain in full force and effect.

(D)
The foregoing recitals constitute the premises upon which this Agreement is based and the reason for its execution and the said recitals are intended to be legally binding and shall be construed as an integral part of this Agreement.

PROVISIONS

1.	ESCROW MONEYS

1.1
The Escrow Agent shall accept any Escrow Moneys deposited with it or caused to be deposited with it by the Investors from time to time and shall credit the same to its client account maintained with a major licensed bank in Hong Kong, subject to the terms of this Agreement.  Such Escrow Moneys shall be kept on such bank's overnight time deposit, subject to (a) any written instructions given jointly by Windrace and the Investors to hold on deposit for a different duration and (b) any payments made hereunder. The Investors shall, promptly after depositing or having caused to be deposited such Escrow Moneys, send a written notice by facsimile to the Escrow Agent informing it of such deposit and the amount thereof.

1.2
The Escrow Agent shall only be authorised to release all or any part of the Escrow Moneys upon receipt of and in accordance with the joint written instructions from Windrace and the Investors (the "Joint Instruction(s)") from time to time, substantially in the form set out in the Appendix attached hereto, or in accordance with Clause 9.2.  The Escrow Agent is hereby irrevocably and unconditionally authorised to act in accordance with the Joint Instruction(s) and (upon examination of such Joint Instruction(s) in accordance with Clause 5.1) pay the Escrow Moneys (excluding any amount the Escrow Agent has or is entitled to set off under Clause 9.2), or any relevant part(s) thereof, as soon as reasonably practicable in accordance with such Joint Instruction(s).  The Escrow Agent shall comply with Joint Instruction(s) given to the Escrow Agent and shall not be concerned with any disagreement between Windrace and the Investors or any other parties (whether in relation to the Investment Agreement or otherwise) after the delivery of Joint Instruction(s) to the Escrow Agent, unless subsequent Joint Instruction(s) directing the Escrow Agent otherwise are given to and received by the Escrow Agent before the relevant Joint Instruction(s) have been implemented by the Escrow Agent.  The Escrow Agent does not assume any duty or obligation of any kind in relation to, and shall not be liable in any way for, any remittance or other risks, or in ensuring the implementation of the Joint Instruction(s) by banks or other financial institutions holding the Escrow Moneys, and the sole obligation of the Escrow Agent is to give instructions to such banks or financial institutions in accordance with the Joint Instruction(s).

1.3
Any payment of all or any part(s) of the Escrow Moneys in accordance with Clause 1.2 shall represent a full and final discharge of the obligations of the Escrow Agent and following such release, the Escrow Agent shall have no liability whatsoever to Windrace and the Investors or any of them or any other party whatsoever.

1.4	For the avoidance of doubt, the Escrow Agent shall not be required to interpret any provisions of the Investment Agreement.

2.	ESCROW AGENT’S DUTIES AND LIABILITIES

2.1
The Escrow Agent shall have only those duties, obligations and responsibilities clearly and expressly set out in this Agreement and no duties, obligations or responsibilities whatsoever shall be inferred or implied against the Escrow Agent. It is understood that the Escrow Agent’s only duties and responsibilities shall be to accept the Escrow Moneys deposited with it in accordance with this Agreement, to hold and release the Escrow Moneys in accordance with this Agreement.

2.2
The duties of the Escrow Agent under this Agreement are purely ministerial, administrative and non-discretionary in nature. Neither the Escrow Agent nor any of its partners, officers, employees, or agents shall, by reason of any matter or thing contained in this Agreement, be deemed to be a trustee for or have any fiduciary relationship with any of the other Parties or any other person. Where the Escrow Agent has acted in accordance with this Agreement it shall be deemed to have acted in accordance with the written instructions of Windrace and the Investors.

2.3
The Escrow Agent shall not be precluded (and neither shall any partner, officer, employee or agent of the Escrow Agent or any company or person in any other way associated with the Escrow Agent be precluded) from entering into or being otherwise interested in any commercial, financial or business contacts or in any other transactions or arrangements whatsoever with any of the other Parties or any of their affiliates or associated companies.

2.4
The Escrow Agent shall not be bound or affected in any way by any agreement or contract between any or all of the other Parties and the Escrow Agent shall not be deemed to have knowledge of any provision of those documents unless the substance of such provision is explicitly set forth in this Agreement. The Escrow Agent shall not in any way be required to determine whether or not the terms and conditions of any other agreement or contract between Windrace and the Investors have been complied with. Further, the Escrow Agent shall not be affected with knowledge or notice of any fact or circumstance not specifically set forth in this Agreement.

2.5
The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any order, judgment, certification, demand, written notice, instruction or request furnished to it under this Agreement without being required to determine the authenticity or the correctness of any fact stated in such document or the propriety or validity of the service of such document. The Escrow Agent may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give instructions (including but not limited to the Joint Instruction(s)) receipt or advice, make any statement, or execute any document in connection with the provisions of this Agreement has been duly authorised to do so. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document.

2.6
The Escrow Agent shall not be liable or accountable for any loss or damage whatsoever to any person caused by any action taken or omitted by the Escrow Agent except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or wilful misconduct was the primary and direct cause of any such loss. This Clause shall survive the resignation or removal of the Escrow Agent.

2.7
The Escrow Agent may execute any of its powers and perform any of its duties under this Agreement directly or through agents or attorneys and shall not be liable for any acts or omissions of such agents or attorneys and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

2.8
Notwithstanding any provision in this Agreement to the contrary, in no event shall the Escrow Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable, even if the Escrow Agent is aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise.  This Clause shall survive the resignation or removal of the Escrow Agent.

2.9
The Escrow Agent may take and instruct any delegate to take any action which it in its sole discretion considers appropriate so as to comply with any applicable law, regulation, request of a public or regulatory authority which relates to the prevention of fraud, money laundering, terrorism or other criminal activities or the provision of financial and other services to sanctioned persons or entities. In certain circumstances, such action may delay or prevent the processing of any instructions or the Escrow Agent's performance of its obligations under this Agreement. Neither the Escrow Agent nor any delegate will be liable for any loss (whether direct or consequential and including, without limitation, loss of profit or interest) caused in whole or in part by any actions which are taken by the Escrow Agent or any delegate pursuant to this Clause.

2.10
Each of Windrace and the Investors hereby unconditionally and irrevocably covenants and undertakes on a 50:50 basis to keep the Escrow Agent and all of its partners, officers, employees and agents (each an “indemnified party”) indemnified in full at all times against all losses, liabilities, actions, proceedings, claims, demands, damages, costs, expenses, taxes and disbursements (the “Losses”) which may be incurred, suffered or brought against such indemnified party including the fees and disbursements under this Agreement, as a result of or in connection with directly or indirectly their appointment or involvement under this Agreement or the exercise of any of their powers or duties under this Agreement or any acts taken by such indemnified party in accordance with the terms of this Agreement or any acts taken by such indemnified party in accordance with its usual practice. The Escrow Agent shall not be obligated to take any action including any legal or other proceedings hereunder which might, in its sole judgement, involve any expense or liability of any kind unless it shall have been furnished with a full indemnity therefor which is satisfactory to the Escrow Agent in it’s sole opinion.  The Parties acknowledge that the foregoing indemnities shall survive the resignation or removal of the Escrow Agent.

2.11
Notwithstanding anything to the contrary in this Agreement, the Escrow Agent shall not in any event be liable for any failure or delay in the performance of its obligations under this Agreement if it is prevented from so performing its obligations by any existing or future law, order or regulation of a governmental, supranational or regulatory body, regulation of the banking or securities industry, any existing or future act of governmental authority, Act of God, flood, war (whether declared or undeclared), terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any telecommunication or money transmission system or any reason which is beyond the control of the Escrow Agent.

3.	FEES AND EXPENSES

3.1	(a)
As compensation for its services to be rendered under this Agreement, each of Windrace and the Investors undertakes to pay the Escrow Agent the sum of HK$50,000 per annum (or a pro rata portion thereof on the basis of a 360 days year) on a 50:50 basis.  The fee payable to the Escrow Agent shall be paid on a bi-annual basis on 30 June and 31 December each year (or if that day is not a business day for licensed banks in Hong Kong, such payment shall be made on the business day immediately preceding that day).

(b)
Each of Windrace and the Investors also undertakes to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances (such as bank charges for implementing any Joint Instruction(s)), if any, incurred or made by it in connection with the carrying out of its duties under this Agreement on a 50:50 basis.  Where a claim is asserted or made against the Investors collectively, the amount of liability of each of Wisetech and Windtech shall be several (and not joint or joint and several) and be on a 40:60 basis.

(c)	This Clause shall survive the resignation or removal of the Escrow Agent.

4.	CHANGE OF ESCROW AGENT

4.1	The Escrow Agent may at any time resign by giving not less than 30 days' prior notice in writing to Windrace and the Investors.

4.2	Windrace and the Investors may at any time jointly remove the Escrow Agent by giving not less than 30 days' prior notice in writing to the Escrow Agent.

4.3	Forthwith upon receiving a notice of resignation or giving a notice of removal, Windrace and the Investors shall appoint a successor escrow agent to hold the Escrow Moneys.

4.4
If, on or before the date of expiry of a notice of resignation or removal, the Escrow Agent receives written notice (an "Appointment Notice") from Windrace and the Investors of the name and address of a successor escrow agent together with Joint Instruction(s) from Windrace and the Investors, substantially in the form set out in the Appendix attached hereto, a direction to pay the Escrow Moneys to the successor escrow agent, the Escrow Agent shall make such payment as soon as is reasonably practicable but (as they hereby acknowledge) at the risk of Windrace and the Investors.

4.5
Failing receipt of an Appointment Notice on or before the date of expiry of a notice of resignation or removal, the resignation or removal of the Escrow Agent shall take effect and the Escrow Agent shall have no further duties or obligations under this Agreement save that if Windrace and the Investors shall not have appointed a successor escrow agent by the date such resignation or removal shall become effective, the Escrow Agent hereby agrees to continue to hold the Escrow Moneys for the same fees and expenses set out in Clause 3.1 and payable by Windrace and the Investors to the joint order of each of Windrace and the Investors until a successor escrow agent is appointed on the understanding that the Escrow Agent shall hold such moneys as bare custodian and shall have no further duties or obligations under this Agreement.  In such a case, the Escrow Agent shall only release the Escrow Moneys, and any interest accrued thereon, on receipt of Joint Instruction(s) from Windrace and the Investors, substantially in the form set out in the Appendix attached hereto.

5.	INSTRUCTIONS AND COMMUNICATIONS

5.1
Each of Windrace and the Investors shall deliver to the Escrow Agent a list of authorised signatories, as set out in Schedule 1, with respect to any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication required or permitted to be furnished to the Escrow Agent under this Agreement, and the Escrow Agent shall be entitled to rely on such list with respect to any Party until a new list is furnished by such Party to and acknowledged by the Escrow Agent. The Escrow Agent shall verify the signatures on the relevant Joint Instruction(s) against the signature specimens contained in Schedule 1 or in such new list.

5.2
When the Escrow Agent acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by facsimile, email or other form of electronic or data transmission, the Escrow Agent shall not be responsible or liable in the event such communication is not an authorized or authentic communication of Windrace or the Investors (as the case may be) or is not in the form Windrace or the Investors (as the case may be) sent or intended to send (whether due to fraud, distortion or otherwise).  Windrace and the Investors shall indemnify the Escrow Agent against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication on a 50:50 basis.

6.	CONFLICTS AND DISPUTES

6.1
In the event of any inconsistency or conflict between the provisions of this Agreement and any other agreement or contract among Windrace and the Investors, this Agreement shall, as among the Escrow Agent, Windrace and the Investors, prevail.

6.2
In the event of any ambiguity or uncertainty under this Agreement or in any notice, instruction or other communication received by the Escrow Agent under this Agreement, the Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of all property held in escrow, unless the Escrow Agent receives written instructions, signed by Windrace and the Investors, which eliminates such ambiguity or uncertainty.

6.3
In the event of any dispute or conflicting claims between Windrace and the Investors and any other person or entity with respect to any property held in escrow, the Escrow Agent shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such property held in escrow so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to Windrace and the Investors or any other person or entity for failure or refusal to comply with such disputed or conflicting claims, demands or instructions.  The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or disputed claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in writing that is satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Escrow Agent, to the effect that said order, judgment or decree represents a final adjudication of the rights of the Parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Escrow Agent shall act on such court order and legal opinions without further question. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by Windrace and the Investors on a 50:50 basis.

7.	NOTICES

7.1
Any notice or other communication under or in connection with this Agreement shall be in writing and shall be left at or sent by pre-paid registered post (if posted from and to an address in Hong Kong), pre-paid registered airmail (if posted from or to an address outside Hong Kong) or facsimile transmission to the Party due to receive the notice or communication at its respective address or facsimile number set out below or to such other address and/or number(s) as may have been last specified by such Party by written notice to each of the other Parties hereto.

To Windrace:

Address:	Xidelong Industrial Zone, Jinjiang, Fujian, the PRC

Attention:	Shuipan Lin

Telephone:	86-595-8285-8888

Facsimile:	85-595-8206-9999

To the Investors:	Wishtech and Windtech
c/o New Horizon Capital

Address:	12th Floor, Jinbao Building, 89 Jinbao Street, Beijing China 100005

Attention:	Jianming Yu and Huang Jian

Telephone:	86-10-85221230

Facsimile:	86-10-85221231
with a copy to

Deacons
Attn: Ms. Eugina Chan / Miss Rosita Chu
5th Floor, Alexandra House,
18 Chater Road

Central, Hong Kong
Telephone: (852) 2825 9211
Facsimile: (852) 2810 0431
Matter number: 156645

To Deacons:

Address:	5th Floor, Alexandra House,
18 Chater Road
Central, Hong Kong

Attention:	Ms. Eugina Chan / Miss Rosita Chu

Telephone:	(852) 2825 9211

Facsimile:	(852) 2810 0431

Matter No:	156645

7.2	In the absence of evidence of earlier receipt, a notice or other communication is deemed given:

(a)	if delivered personally, when left at the address referred to in Clause 7.1;

(b)	if sent by mail except air mail, two (2) days after posting; and

(c)	if sent by air mail, six (6) days after posting;

(d)	if sent by fax, on completion of its transmission.

In proving the giving of a notice by mail it shall be sufficient to prove that the envelope containing such notice was properly addressed and posted.

8.	WARRANTY

8.1
Each of Windrace and the Investors represents, warrants and undertakes to each other and to the Escrow Agent that it has full right, power and authority, and has taken all necessary action, to validly and duly execute and deliver, and to exercise their rights and perform their obligations under this Agreement and all other documents (including all written instruction to be given by them to the Escrow Agent) relating to this Agreement, and this Agreement constitutes, and the documents which are to be executed by it when executed will constitute, legal, valid and binding agreements or obligations enforceable against it in accordance with their respective terms.

9.	SET OFF

9.1
The Investors shall be reimbursed for all fees and expenses incurred (“Investors Fees”) as contemplated and in accordance with the terms and conditions of the Investment Agreement, subject to a maximum sum of US$50,000.

9.2
Upon receipt by the Escrow Agent of a written instruction from the Investors, the Escrow Agent shall be entitled to (a) deduct from the Escrow Moneys any sum representing the Investors Fee as stipulated in such written instruction; and (b) pay to the Investors or any person(s) as they may in such written instruction direct such Investors Fee, up to a maximum sum of US$50,000.

10.	COUNTERPARTS

10.1
This Agreement may be executed in one or more counterparts each of which shall be binding on each Party by whom or on whose behalf it is so executed, but which together shall constitute a single instrument.  For the avoidance of doubt, this Agreement shall not be binding on any Party hereto unless and until it shall have been executed by or on behalf of all persons expressed to be Party hereto.

11.	GENERAL

11.1
The terms and provisions of this Agreement constitute the entire agreement among the Parties in respect of the subject matter of this Agreement, and neither (i) Windrace and the Investors on the one hand nor (ii) the Escrow Agent on the other hand has relied on any representations or agreements of the other, except as specifically set forth in this Agreement.

11.2	This Agreement or any provisions of this Agreement may be amended, modified, waived or terminated only by written agreement duly signed by the Parties thereto.

11.3
This Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers and permitted assignees. This Agreement is for the sole and exclusive benefit of the Parties, and nothing in this Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

11.4
The rights and remedies conferred upon the Parties shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy under this Agreement shall not preclude the subsequent exercise of such right or remedy.

11.5
If one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement, and the remaining provisions of this Agreement shall be given full force and effect.

12.          GOVERNING LAW AND JURISDICTION

12.1
This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the Parties hereby irrevocably submit to the exclusive jurisdiction of the Hong Kong courts in respect of all disputes of any kind in connection with the terms of this Agreement.

12.2
Windrace hereby irrevocably appoints Jones Day of 29/F, Edinburgh Tower, the Landmark, 15 Queen’s Road Central, Hong Kong as the agent to accept service of legal process on its behalf.  Service of legal process upon such process agent of Windrace shall be deemed completed whether or not such legal process is forwarded to or received by Windrace.  Windrace hereby irrevocably agrees that, if the process agent ceases to have an address in Hong Kong or ceases to act as the process agent on behalf of Windrace, it shall appoint a new process agent in Hong Kong for the same purposes and will deliver to the other Parties within fourteen (14) days a copy of a written acceptance of appointment by the process agent.  If at any time Windrace appoints a new process agent, it shall give written notice to the other Parties of such appointment and until such time service on the process agent last known to the other Parties shall be deemed to be effective service.

12.3
Each of the Investors hereby irrevocably appoints Consec Services Limited of 6/F Alexandra House, 18 Chater Road, Central, Hong Kong as the agent to accept service of legal process on its behalf.  Service of legal process upon the process agent of the Investors shall be deemed completed whether or not such legal process is forwarded to or received by any of the Investors.  Each of the Investors hereby irrevocably agrees that if its process agent ceases to have an address in Hong Kong or ceases to act as its process agent it shall appoint a new process agent in Hong Kong for the same purposes and will deliver to the other Parties within fourteen (14) days a copy of a written acceptance of appointment by the process agent.  If at any time any of the Investor appoints a new process agent it shall give written notice to the other Parties of such appointment and until such time service on the process agent last known to the other Parties shall be deemed to be effective service.

IN WITNESS whereof the hands of the Parties the date and year first before written.

SIGNED by Lin Shuipan duly authorized for and on behalf of	)/s/ Lin Shuipan )
WINDRACE INTERNATIONAL COMPANY	)
LIMITED	)
in the presence of: Tai Yau Ting	)

Witness’ signature: /s/Tai Yau Ting
Witness’ name: Tai Yau Ting
Witness’ occupation:Chief Financial Officer
Witness’ address: 20E, Block 4, Phase 3
Belvedere Garden, Tsuen Han
Hong Kong

SIGNED by JIANMING YU	)
duly authorized for and on behalf of	)
WISETECH HOLDINGS LIMITED	)
in the presence of:	)

Witness’ signature: /s/Lau Wun Wun
Witness’ name:Lau Wun Wun
Witness’ occupation: Solicitor
Witness’ address: Deacons
5th Floor
Alexandria House
Central, Hong Kong SAR

SIGNED by JIANMING YU	) /s/Jianming Yu
duly authorized for and on behalf of	)
WINDTECH HOLDINGS LIMITED	)
in the presence of:	)

Witness’ signature: /s/Lau Wun Wun
Witness’ name: Lau Wun Wun
Witness’ occupation: Solicitor
Witness’ address: Deacons
5th Floor

Alexandria House
Central, Hong Kong SAR

SIGNED by CHAN YUK YIN, EUGENA	) /s/ Eugina Chan Yuk Yin
duly authorized for and on behalf of	)
DEACONS	)
in the presence of:	)

Witness’ signature: /s/Lau Wun Wun
Witness’ name:Lau Wun Wun
Witness’ occupation: Solicitor
Witness’ address: Deacons
5th Floor
Alexandria House
Central, Hong Kong SAR

APPENDIX

FORM OF JOINT WRITTEN INSTRUCTION(S)

Date:

To:	Deacons
5th Floor, Alexandra House
18 Chater Road
Central, Hong Kong

Attention:  Ms Eugina Chan/Ms Rosita Chu

Dear Sirs

Escrow Agreement dated [●]
among the undersigned and Deacons (the “Escrow Agreement")
Matter no. 156645

Terms used in this notice shall have the same meaning as defined in the Escrow Agreement.

We hereby instruct you, pursuant to clause [*] of the Escrow Agreement, to release [amount] of the Escrow Moneys by direct transfer as follows:

Bank:

Account number:

Accountholder name:

SIGNED by	)
)
for and on behalf of	)
WINDRACE INTERNATIONAL COMPANY	)
LIMITED	)
in the presence of:	)

Witness’ signature:
Witness’ name:
Witness’ occupation:
Witness’ address:

SIGNED by	)
duly authorized for and on behalf of	)
WISETECH HOLDINGS LIMITED	)
in the presence of:	)

Witness’ signature:
Witness’ name:
Witness’ occupation:
Witness’ address:

SIGNED by	)
duly authorized for and on behalf of	)
WINDTECH HOLDINGS LIMITED	)
in the presence of:	)

Witness’ signature:
Witness’ name:
Witness’ occupation:
Witness’ address:

SCHEDULE 1

LIST OF AUTHORISED SIGNATORIES

Windrace: (any one of the following representatives to sign)

Name: Shuipan Lin
Title: Director of Windrace	Specimen Signature: /s/Shuipan Lin

Name: Tai Yau Ting
Title: Chief Financial Officer of Windrace	Specimen Signature: /s/ Tai Yau Ting

Wisetech Holdings Limited: (any one of the following representatives to sign)

Name: Jianming Yu
Specimen Signature: /s/Jianming Yu

Name: Yuk Mei Tsui
Specimen Signature:/s/Yuk Mei Tsui

Windtech Holdings Limited: (any one of the following representatives to sign)

Name: Jianming Yu
Specimen Signature: /s/Jianming Yu

Name: Yuk Mei Tsui
Specimen Signature: /s/Yuk Mei Tsui